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As filed with the Securities and Exchange Commission on May 12, 2003

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ADVANCED MAGNETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2742593 (I.R.S. Employer Identification No.)

61 Mooney Street, Cambridge, Massachusetts 02138
(Address of Principal Executive Offices) (Zip Code)

ADVANCED MAGNETICS, INC. 2003 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Jerome Goldstein
Chief Executive Officer, President and Treasurer
Advanced Magnetics, Inc.
61 Mooney Street
Cambridge, Massachusetts 02138
(Name and address of agent for service)

(617) 497-2070
(Telephone number, including area code, of agent for service)

Copy to:

Lawrence S. Wittenberg, Esq.
TESTA, HURWITZ & THIBEAULT, LLP
125 High Street
Boston, MA 02110-2704
(617) 248-7000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $.01 par value	100,000 shares	$4.50	$450,000	$36.41

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable to participants under the Advanced Magnetics, Inc. 2003 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Advanced Magnetics, Inc.

(2)
Pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, the price of $4.50, which is the average of the high and low prices of the Common Stock on the American Stock Exchange on May 7, 2003, is set forth solely for purposes of calculating the registration fee.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document(s) containing the information concerning the Advanced Magnetics, Inc. 2003 Employee Stock Purchase Plan specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. Advanced Magnetics shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, Advanced Magnetics shall furnish to the Securities and Exchange Commission or its staff a copy or copies of all of the documents included in such file.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by the registrant with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

  1.
  The registrant's Annual Report on Form 10-K for the year ended September 30, 2002;

  2.
  The registrant's Quarterly Report on Form 10-Q for the period ended December 31, 2002; and

  3.
  The section entitled "Description of Registrant's Securities to be Registered" contained in the registrant's Registration Statement No. 0-14732 on Form 8-A filed pursuant to Section 12(g) of the Exchange Act.

        In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

        The registrant's Certificate of Incorporation, as amended, provides that the registrant shall, to the fullest extent permitted by law, indemnify all directors, officers, employees and agents of the registrant. The Certificate of Incorporation also contains a provision eliminating the liability of directors of the registrant to the registrant or its stockholders for monetary damage, to the fullest extent permitted by law. The Certificate of Incorporation also permits the registrant to maintain insurance to protect itself and any director, officer, employee or agent against any liability whether or not the registrant would have the power to indemnify such persons under the General Corporation Law of Delaware. The Certificate of Incorporation also permits the registrant to enter into agreements with any director, officer, employee or agent providing for indemnification rights equivalent to or greater than the indemnification rights set forth in the Certificate of Incorporation. The registrant has entered into indemnification agreements with certain of its directors.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is therefore unenforceable.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following exhibits are filed as part of this registration statement:

4.1	Certificate of Incorporation of the registrant, as amended (incorporated by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, File No. 0-14732).
4.2	By-Laws of the registrant, as amended (incorporated by reference to Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, File No. 0-14732).
4.3	Specimen certificate representing the registrant's Common Stock (incorporated by reference to Exhibit 6 to the Registration Statement on Form 8-A of the registrant, Reg. No. 1-10865).
*5	Opinion of Testa, Hurwitz & Thibeault, LLP as to the legality of the securities being registered.
10	2003 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the registrant's definitive proxy statement, filed December 18, 2002, File No. 000-14732).
*23.1	Consent of PricewaterhouseCoopers LLP, independent accountants.
23.2	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).
24	Power of Attorney (included in the signature pages of this registration statement).

*
Filed herewith.

Item 9. Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the registrant, as amended, or the By-Laws of the registrant, as amended, indemnification agreements entered into between the registrant and its officers and directors, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, the Commonwealth of Massachusetts, on this 12th day of May, 2003.

ADVANCED MAGNETICS, INC.
By:	/s/ JEROME GOLDSTEIN Jerome Goldstein Chairman of the Board, Chief Executive Officer, President and Treasurer

POWER OF ATTORNEY

        We, the undersigned officers and directors of Advanced Magnetics, Inc. hereby severally constitute Jerome Goldstein and James A. Matheson and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Advanced Magnetics, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ JEROME GOLDSTEIN Jerome Goldstein	Chairman of the Board, Chief Executive Officer, President and Treasurer (principal executive and financial officer)	May 12, 2003
/s/ JAMES A. MATHESON James A. Matheson	Vice President of Finance (principal accounting officer)	May 12, 2003
/s/ SHELDON L. BLOCH Sheldon L. Bloch	Director	May 12, 2003
/s/ MICHAEL D. LOBERG Michael D. Loberg	Director	May 12, 2003
/s/ EDWARD B. ROBERTS Edward B. Roberts	Director	May 12, 2003
/s/ GEORGE M. WHITESIDES George M. Whitesides	Director	May 12, 2003

Exhibit Index

Exhibit No.	Description of Documents
4.1	Certificate of Incorporation of the registrant, as amended (incorporated by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, File No. 0-14732).
4.2	By-Laws of the registrant, as amended (incorporated by reference to Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, File No. 0-14732).
4.3	Specimen certificate representing the registrant's Common Stock (incorporated by reference to Exhibit 6 to the Registration Statement on Form 8-A of the registrant, Reg. No. 1-10865).
*5	Opinion of Testa, Hurwitz & Thibeault, LLP as to the legality of the securities being registered.
10	2003 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the registrant's definitive proxy statement, filed December 18, 2002, File No. 000-14732).
*23.1	Consent of PricewaterhouseCoopers LLP, independent accountants.
23.2	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).
24	Power of Attorney (included in the signature pages of this registration statement).

*
Filed herewith.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption From Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
Exhibit Index